FINAL – FOR IMMEDIATE RELEASE

KIT digital Appoints Mark Christie as Chief Technology Officer

Former Cofounder of ioko to Drive Technology Strategy and Development

NEW YORK, NY, July 25, 2012 – KIT digital, Inc. (NASDAQ:KITD), a leading video management software and services company, today announced the appointment of Mark Christie to the position of Chief Technology Officer.

Mr. Christie has over fifteen years of experience in engineering and technology roles, with expertise designing IP video platforms and managed services for network operator and telecom companies. His appointment as Chief Technology Officer is in line with KIT digital’s sharpened focus on software solutions for tier-one clients.

Mr. Christie cofounded the IP video solution provider ioko, which KIT digital acquired in 2011. In addition to leading ioko’s management team and overseeing its client accounts, business development, and operational support organization, Christie built the managed service business to support tier-one customers including ITV, Channel 4, the BBC, and AT&T. Mr. Christie holds a Master’s degree in Electronic Systems Engineering from the University of York.

“Mark is a proven innovator and technology pioneer, with a deep understanding of the challenges and opportunities facing our clients as the global transformation to IP video consumption accelerates,” said Barak Bar-Cohen, Chief Executive Officer of KIT digital. “His experience and vision will enable him to lead our global technology initiatives, including the continued evolution and execution of our product and technology roadmap, focused on our software solutions for tier-one clients around the world.”

As Chief Technology Officer, Mr. Christie is responsible for the company's product innovation and strategy, product management, client solutions and deployments, and global managed services. He will continue to consolidate the company’s technology centers around the world to realize greater efficiencies, with a particular focus on leveraging resources in Prague and Milan to further develop the Cosmos video platform.

Alex Blum, KIT digital’s Global Chief Operating Officer, has stepped down from his position and is currently acting as an advisor to the company during his transition. The company thanks Mr. Blum for his service and contributions during his tenure and particularly for his management of KIT digital’s product integration and development program, leading to the introduction of the Cosmos video platform and the Connected Device Framework.

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About KIT digital, Inc.

KIT digital (NASDAQ: KITD) is a leading video management software and services company. The KIT Video Platform, the company's cloud-based video asset management system, enables enterprise, media & entertainment and network operator clients to produce, manage and deliver multiscreen socially-enabled video experiences to audiences wherever they are. KIT digital services nearly 2,500 clients in 50+ countries including some of the world's biggest brands, such as Airbus, The Associated Press, AT&T, BBC, BSkyB, Disney-ABC, Google, HP, Mediaset, MTV, News Corp, RCS Media Group, Sky Deutschland, Sky Italia, Telecom Argentina, Telecom Italia, Telefonica O2, Universal Studios, Verizon, Vodafone and Volkswagen. KIT digital maintains headquarters in New York City and offices in more than a dozen countries around the world. Visit the company at www.kitd.com or follow on Twitter at www.twitter.com/KITdigital.

Additional Information Regarding the Solicitation and Where to Find It

In connection with KIT digital Inc.’s possible solicitation of proxies, the company intends to file a proxy statement (and related proxy materials) on Schedule 14A with the Securities and Exchange Commission (the “SEC”) and furnish to its stockholders its proxy statement (and related proxy materials).  INVESTORS AND STOCKHOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT KIT DIGITAL, INC. AND THE SOLICITATION OF PROXIES.  The definitive proxy statement (when it becomes available) will be mailed to KIT digital Inc. stockholders.  Investors and stockholders may obtain a free copy of all of these documents (when available) and other documents filed by KIT digital Inc. at the SEC’s website at www.sec.gov and at the Investor Relations section of the company’s website at www.kitd.com.  The definitive proxy statement and such other documents may also be obtained for free from KIT digital Inc. by directing such request to KIT digital Inc., Attention: Murray Arenson, 26 W. 17th Street, 2nd Floor, New York, New York 10011, Telephone: +1 646 553 4900.

KIT digital Inc. and its directors, director-nominees and executive officers may be deemed to be participants in the solicitation of proxies from KIT digital Inc.'s stockholders. Information about KIT digital Inc.’s directors, director-nominees and executive officers will be set forth in KIT digital Inc.’s proxy statement on Schedule 14A which the company intends to file with the SEC and furnish to its stockholders.

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Important Cautions Regarding Forward-Looking Statements

This press release contains certain "forward-looking statements" related to the businesses of KIT digital, Inc., which can be identified by the use of forward-looking terminology, such as "believes," "estimates," "expects," "intends," "anticipates," "will continue," "projects," "plans" and variations of such words or similar expressions, but their absence does not mean that the statement is not forward-looking. Statements in this announcement that are forward-looking include, but are not limited to, statements made concerning the company’s continued consolidation of technology centers. Such forward-looking statements involve known and unknown risks and uncertainties, including uncertainties relating to product development and commercialization, integration of acquired businesses, the ability to obtain or maintain patent and other proprietary intellectual property protection, market acceptance, future capital requirements, regulatory actions or delays, competition in general and other factors that may cause actual results to be materially different from those described herein. Certain of these risks and uncertainties are or will be described in greater detail in our public filings with the U.S. Securities and Exchange Commission. Except as required by U.S. federal securities laws, KIT digital is not under obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

KIT digital Media Contact:

Daniel Goodfellow

SVP, Global Marketing and Communications

Tel. +1-917-513-6081

Daniel.Goodfellow@kit-digital.com

KIT digital Investor Contact:

Murray Arenson

SVP, Investor Relations & Corporate Initiatives

Tel. +1-646-553-4900

Murray.Arenson@kit-digital.com

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